EXHIBIT 11
                    Matria Healthcare, Inc. and Subsidiaries
                        Computation of Earnings per Share
                (Amounts in thousands, except per share amounts)
                                   (Unaudited)
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                                                                                         Three Months Ended
                                                                                               March 31,
                                                                                   ----------------------------------
                                                                                       2001                2000
                                                                                   -------------       --------------

Basic
Net earnings
     Continuing operations                                                              $ 2,031                5,326
     Discontinued operations                                                                 --                  430
                                                                                   -------------       --------------
                                                                                          2,031                5,756
Preferred stock dividend requirements                                                      (800)                (800)
Accretion on preferred stock                                                               (109)                (109)
                                                                                   -------------       --------------
Net earnings available to common shareholders                                           $ 1,122                4,847
                                                                                   =============       ==============

Shares:
    Weighted average number of common shares outstanding                                  8,749                9,206
                                                                                   =============       ==============

Net earnings per common share
     Continuing operations                                                               $ 0.13                 0.48
     Discontinued operations                                                                 --                 0.05
                                                                                   -------------       --------------
                                                                                         $ 0.13                 0.53
                                                                                   =============       ==============



Diluted
Net earnings available to common shareholders                                           $ 1,122                4,847
Dividends on convertible preferred shares                                                    --                  100
                                                                                   -------------       --------------
Net earnings for diluted calculation                                                    $ 1,122                4,947
                                                                                   =============       ==============

Shares:
    Weighted average number of common shares outstanding                                  8,749                9,206
     Shares issuable from assumed exercise of options and warrants                           62                  488
     Convertible preferred stock                                                             --                  556
                                                                                   -------------       --------------
                                                                                          8,811               10,250
                                                                                   =============       ==============

Net earnings per common share
     Continuing operations                                                               $ 0.13                 0.44
     Discontinued operations                                                                 --                 0.04
                                                                                   -------------       --------------
          Total                                                                          $ 0.13                 0.48
                                                                                   =============       ==============


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